UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2023
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 400
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 2, 2023, the Board of Directors of Trupanion, Inc. (the “Company”) appointed Fawwad Qureshi, as the Company’s Chief Financial Officer, with services to begin September 25, 2023. On that date, Wei Li will cease serving as the Company’s interim Chief Financial Officer and will serve in the role of Senior Vice President of Finance & Corporate Controller.
Mr. Qureshi, age 50, served as the Senior Vice President of Finance and CFO of Brands at Expedia Group, Inc. from April 2022 to June 2023. Prior to joining Expedia Group, Inc., Mr. Qureshi served as Vice President of Finance & Strategy and Chief Financial Officer at Nike Global Technology from October 2019 to April 2022. Prior to that, he served in various leadership roles of ascending responsibility at Intel Corporation from November 2000 to September 2019. Mr. Qureshi holds an M.B.A. from Boston University and a B.A. in political science from St. Olaf College.
In connection with his appointment as Chief Financial Officer of the Company, Mr. Qureshi entered into an offer of employment letter, dated as of August 24, 2023 (the “Offer Letter”), with the Company. Pursuant to the Offer Letter, Mr. Qureshi will receive restricted stock units representing 60,000 shares of the Company’s common stock (the “RSUs”). The grant of the RSUs is expected to be made effective as of the fifth day following the opening of the Company’s next open trading window (or if the grant date falls on a weekend or holiday, then the next business day for which a closing price is reported). The RSUs will vest over four years, with 25% of the RSUs vesting on the one year anniversary of the grant date and the remaining RSUs vesting monthly thereafter, subject to Mr. Qureshi’s continued service to the Company.
As outlined in the Offer Letter, Mr. Qureshi will also participate in the Company’s Employee Severance and Change in Control Plan (the “Plan”), pursuant to which the Company provides certain severance benefits to certain eligible employees of the Company. In the event of a “Qualifying Termination” (as defined in the Plan), Mr. Qureshi will be entitled to a lump sum payment equal to six months of salary and estimated COBRA premiums, less required tax withholding. The Plan was previously filed by the Company with the Securities and Exchange Commission on August 4, 2023 as Exhibit 10.2 to Form 10-Q (File No. 001-36537).
The foregoing description of the Offer Letter does not purport to be complete, including with respect to the parties’ rights and obligations thereunder, and is qualified in its entirety by reference to the full text and terms of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
There is no arrangement or understanding with any person pursuant to which Mr. Qureshi was appointed as Chief Financial Officer, and there are no family relationships between Mr. Qureshi and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Qureshi and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
A copy of the Company’s press release announcing the appointment of Mr. Qureshi is furnished herewith as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	10.1	Offer Letter dated as of August 24, 2023, by and between the Company and Fawwad Qureshi.
	99.1	Press release dated September 6, 2023
	104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Wei Li
Name: Wei Li
Title: Interim Chief Financial Officer
Date: September 6, 2023